Exhibit 10.16

GUARANTY AND SECURITY AGREEMENT
[Evolus/Dental Innovations]
This GUARANTY AND SECURITY AGREEMENT, dated as of April 19, 2017 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among EVOLUS, INC., a Delaware corporation (the “Grantor”), in favor of DENTAL INNOVATIONS BVBA, as collateral agent for the Secured Parties (defined below) (in such capacity, the “Collateral Agent”).
WHEREAS, Alphaeon Corporation, a Delaware corporation, as issuer (the “Issuer”), the Collateral Agent and certain purchasers party thereto have entered into that certain Amended and Restated Secured Convertible Note Purchase Agreement, dated as of April 19, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not otherwise defined herein having the meanings given to them therein), which amends and restates that certain Secured Convertible Note Purchase Agreement, dated as of July 26, 2016, as amended, by which the Issuer has issued its Series 1 and Series 2 10.00% Convertible Promissory Notes due 2018 (collectively with any other Series of Notes that may be issued under the Purchase Agreement, the “Notes”); and
WHEREAS, the Issuer may issue additional Notes from time to time pursuant to the Purchase Agreement and the Purchasers of such Notes shall constitute Secured Parties hereunder and be entitled to all the benefits of a Secured Party hereunder; and
WHEREAS, the Grantor is a wholly-owned subsidiary of the Issuer and has received and will continue to receive, substantial tangible and intangible benefits from the issuance of the Notes; and
WHEREAS, it is a requirement under the terms of the Security Agreement that the Grantor execute and deliver this Agreement; and
WHEREAS, this Agreement is given by the Grantor in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance of all of the Secured Obligations.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good, fair and valuable consideration and reasonably equivalent value, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Definitions.
(a)    Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.
(b)    Unless otherwise defined herein, (i) terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided, however, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9, and (ii) terms used herein that are defined in the Purchase Agreement or the Notes shall have the meanings given to such terms in the Purchase Agreement or Notes, respectively.
(c)    For purposes of this Agreement, the following terms shall have the following meanings:
“Collateral” has the meaning set forth in Section 3.
“Event of Default” has the meaning set forth in the Notes and shall also include any default by Grantor hereunder.
“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens in favor of Longitude Venture Partners II, L.P. securing the Longitude Note (as defined in the Notes) so long as such liens are subject to the Intercreditor Agreement).
“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of July 26, 2016 and amended and restated as of April 19, 2017, between the Collateral Agent, Longitude Venture Partners II, L.P., the Issuer and the Grantor, which amends and restates that certain Intercreditor Agreement, dated as of July 26, 2016, between the Collateral Agent, Longitude Venture Partners II, L.P. and the Issuer, as amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.
“Issuer Security Agreement” means that certain Pledge and Security Agreement dated as of July 26, 2016 among the Issuer and the Collateral Agent, as amended and supplemented from time to time.
“Issuer Trademark Security Agreement” means that certain Trademark Security Agreement, dated as of December 8, 2016, made by the Issuer in favor of the Collateral Agent, , as amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Note Documents” means this Agreement, the Issuer Security Agreement, the Issuer Trademark Security Agreement, the Notes, the Purchase Agreement, the Intercreditor Agreement and each other agreement or instrument executed and delivered in connection with the foregoing.
“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.
“Secured Obligations” has the meaning set forth in Section 4.
“Secured Party” means the Collateral Agent and each of the Purchasers.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.
2.    Guaranty.
(a)    Grantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Note Document, of all the Secured Obligations (defined below) whether existing on the date hereof or hereinafter incurred or created. This Agreement by Grantor hereunder constitutes a guaranty of payment and not of collection.
(b)    Any term or provision of this Agreement or any other Note Document to the contrary notwithstanding, the maximum aggregate amount for which Grantor shall be liable hereunder shall not exceed the maximum amount for which Grantor can be liable without rendering this Agreement or any other Note Document, as it relates to Grantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any applicable provisions of comparable law) (collectively, “Fraudulent Transfer Laws”), as determined by a court of competent jurisdiction. Any payment by Grantor under this Agreement shall result in a dollar for dollar setoff and reduction in the amount of intercompany loans owing by Grantor to the Issuer, and the analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall give effect to any discharge of intercompany debt as a result of any payment made under this Agreement.

(c)    The Secured Parties are hereby authorized, without notice to or demand upon Grantor and without discharging or otherwise affecting the obligations of Grantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

a.
(A) modify, amend, supplement or otherwise change, (B) accelerate or otherwise change the time of payment or (C) waive or otherwise consent to noncompliance with, any Secured Obligation or any Note Document;

b.	apply to the Secured Obligations any sums by whomever paid or however realized to any Secured Obligation in such order as provided in the Note Documents;

c.	refund at any time any payment received by any Secured Party in respect of any Secured Obligation;

d.
(A) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any collateral for any Secured Obligation or any other guaranty therefor in any manner, (B) receive, take and hold additional collateral to secure any Secured Obligation, (C) add, release or substitute any one or more other guarantors, makers or endorsers of any Secured Obligation or any part thereof and (D) otherwise deal in any manner with the Issuer and any other guarantor, maker or endorser of any Secured Obligation or any part thereof; and

e.	settle, release, compromise, collect or otherwise liquidate the Secured Obligations.
(d)    Grantor's liability is irrevocable absolute and unconditional and shall not be reduced, impaired or affected in any way by reason of (i) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any Person or Persons (including Issuer and Grantor), or in any property, (ii) the invalidity or unenforceability of any of the Secured Obligations or rights in the Collateral or any other collateral for the Secured Obligations, (iii) any delay in making demand upon Issuer or Grantor or any delay in enforcing, or any failure to enforce, any rights against Issuer or Grantor or in any Collateral or any other collateral for the Secured Obligations, even if such rights are thereby lost, (iv) any failure, neglect or omission to obtain, perfect or retain any lien upon, protect, exercise rights against, or realize on, any property of Issuer or Grantor, or any other party securing the Secured Obligations, (v) the existence or non-existence of any defenses which may be available to Issuer or Grantor with respect to the Secured Obligations, or (vi) the commencement of any bankruptcy, reorganization, liquidation, dissolution, receivership, insolvency proceeding of any kind or case filed by or against Issuer or Grantor.

(e)    Grantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (i) any demand for payment or performance and protest and notice of protest; (ii) any notice of acceptance; (iii) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Secured Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (iv) any other notice in respect of any Secured Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Issuer or any other guarantor. Grantor further unconditionally and irrevocably agrees not to (A) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Issuer or any other guarantor by reason of any Note Document or any payment made thereunder or (B) assert any claim, defense, setoff or counterclaim (other than payment in full in cash of the Secured Obligations and termination of the Purchase Agreement) it may have against any Issuer or any other guarantor or pledgor or set off any of its obligations to Issuer or such other guarantor or pledgor against obligations of such Person to Grantor.
3.    Grant of Security Interest. The Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, and hereby creates a continuing First Priority lien and security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):
(a)    all fixtures and personal property of every kind and nature including all accounts (including health-care-insurance receivables), goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, commercial tort claims described on Schedule I hereof as supplemented by any written notification given by the Grantor to the Collateral Agent pursuant to Section 5(e), general intangibles (including all payment intangibles, patents, trademarks, copyrights, software, and other intellectual property), money, deposit accounts, and any other contract rights or rights to the payment of money, and in any event shall specifically include, without limitation, that certain License and Supply Agreement dated as of September 30, 2013 between the Grantor and Daewoong Pharmaceutical Co., Ltd., as amended, restated supplemented or otherwise modified from time to time (the “License Agreement”), including, without limitation, the exclusive right and license to import, distribute, promote, market, develop, offer for sale and otherwise commercialize or exploit Product in the Territory (as such terms are defined in the License Agreement) for aesthetic use and (subject to the terms of the License Agreement) Therapeutic Use (as defined in the License Agreement); and

(b)    all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing.
4.    Secured Obligations. The Collateral secures the due and prompt payment and performance of:
(a)    the obligations of the Issuer and the Grantor from time to time arising under the Purchase Agreement, the Notes, this Agreement or other Note Documents or otherwise with respect to the due and prompt payment of (i) the principal of and Redemption Price and interest on the Notes (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Issuer or the Grantor under or in respect of the Purchase Agreement or the Notes or other Note Documents; and
(b)    all other covenants, duties, debts, obligations and liabilities of any kind of the Grantor hereunder or the Issuer under or in respect of the Purchase Agreement, the Notes, the other Note Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 4 being herein collectively called the “Secured Obligations”);
provided, however, as to any portion of a Series 2 Note (as defined in the Purchase Agreement) that is not converted in conjunction with a Qualified Transaction (as defined in such Series 2 Note) pursuant to Section 4.1(a) of the Series 2 Note, upon the consummation of such Qualified Transaction, the obligations of the Issuer under such Series 2 Note shall cease to constitute Secured Obligations hereunder, the security interest in the Collateral granted pursuant to this Agreement shall no longer secure Series 2 Note, and all of the Issuer’s obligations under such Series 2 Note shall be unsecured.

5.    Perfection of Security Interest and Further Assurances.
(a)    The Grantor shall, from time to time, as may be reasonably required by the Collateral Agent with respect to all or any portion of the Collateral, take all actions to perfect the security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable, the Grantor shall take all actions as may be reasonably requested from time to time by the Collateral Agent so that control of such Collateral is obtained and at all times held by the Collateral Agent. All of the foregoing shall be at the sole cost and expense of the Grantor. In furtherance of the foregoing, but subject to the terms of the License Agreement and the applicable provisions of the UCC (including, without limitation, Sections 9‑406, 9‑407, 9‑408 and 9‑409 of the UCC), the Grantor hereby collaterally assigns and transfers to the Collateral Agent all of its rights and remedies under the License Agreement.
(b)    The Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as “all assets now owned or hereafter acquired by the Grantor,” or words of similar effect. The Grantor agrees to provide all information required by the Collateral Agent pursuant to this Section promptly to the Collateral Agent upon request.
(c)    The Grantor hereby further authorizes the Collateral Agent to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, and upon request of Collateral Agent, Grantor shall promptly execute and deliver such patent, trademark and/or copyright security agreements as may be deemed necessary by Collateral Agent in its discretion to evidence the liens granted hereby in the United States Patent and Trademark Office and the United States Copyright Office.
(d)    If the Grantor shall at any time hold or acquire any certificated securities promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, the Grantor shall endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.
(e)    If the Grantor shall at any time hold or acquire a commercial tort claim, the Grantor shall (i) notify the Collateral Agent in a writing signed by the Grantor of the particulars thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent and (ii) deliver to the Collateral Agent an updated Schedule I.
(f)    The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.
6.    Representations and Warranties. The Grantor represents and warrants as follows:
(a)    (i) the Grantor’s exact legal name is that indicated on the signature page hereof, (ii) the Grantor is a corporation, organized in the State of Delaware, (iii) the Grantor’s place of business (or, if more than one, its chief executive office), and its mailing address (if different) is set forth on the signature page hereof.
(b)    At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement and the other liens permitted by the Intercreditor Agreement.
(c)    The pledge of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.
(d)    It has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.
(e)    This Agreement has been duly authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).
(f)    No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the pledge by the Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by the Grantor or the performance by the Grantor of its obligations hereunder.
(g)    The execution and delivery of this Agreement by the Grantor and the performance by the Grantor of its obligations hereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Grantor or any of its property, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is party or by which it or its property is bound.
(h)    Grantor receives synergistic benefits by virtue of its affiliation with the Issuer and the other guarantors and pledgors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Purchase Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Agreement.
(i)    On the date hereof, Schedule II sets forth (i) each place of business of Grantor (including its chief executive office), (ii) all locations where Collateral is kept, and (iii) whether each such Collateral location and place of business (including Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee.
(j)    All deposit accounts and all other depositary and other accounts maintained by each Grantor are described on Schedule III hereto, which description includes for each such account the name of the account holder, the name, address, telephone and fax numbers of the financial institution at which such account is maintained.
7.    [Reserved].
8.    Covenants. The Grantor covenants as follows:
(a)    The Grantor will not, without providing at least 30 days’ prior written notice to the Collateral Agent, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, or its principal place of business The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Collateral Agent to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral.
(b)    The Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Collateral Agent therein against the claim of any person claiming against or through the Grantor and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.
(c)    The Grantor will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein, except (x) with the prior written consent of the Collateral Agent or (y) sales of inventory in the ordinary course of business. Notwithstanding anything to the contrary contained herein or in any other Note Document (i) the consent of the Requisite Holders, along with the Collateral Agent, shall be required for any sale of any of the Collateral or any interest therein, if such sale does not result in a prepayment of the Notes in amount at least equal to the Face Amount (as such term is defined in the Notes) of the Notes, plus accrued interest thereon; and (ii) the Grantor may sell, sub-license or otherwise transfer rights to the therapeutic distribution rights in the License Agreement, subject to the prepayment requirements under the Notes (the “Therapeutic License Disposition”); provided, that on and after the date that an aggregate of at least US$20,000,000 of the Notes are purchased for cash and funded, and in any case prior to the date a definitive agreement with respect to a Therapeutic License Disposition is entered into, (A) such Therapeutic License Disposition must be approved in advance and in writing by the Collateral Agent or (B) the sales price with respect to a Therapeutic License Disposition must be supported by a valuation report of an independent consultant in form and substance reasonably satisfactory to the Collateral Agent.
(d)    The Grantor will keep the Collateral in good order and repair (subject to casualty and normal wear and tear) and will not use the same in violation of law or any policy of insurance thereon. The Grantor will permit the Collateral Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located.
(e)    The Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.
(f)    Whenever Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any intellectual property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof that relates to or is in furtherance of the Collateral, Grantor shall report such filing to Collateral Agent. Grantor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all intellectual property included in the Collateral.
(g)    Grantor will not amend the License Agreement without the prior written consent of the Collateral Agent.
(h)    The Grantor shall not create, assume, incur or have outstanding any debt for borrowed money, except for that certain Guaranty and Security Agreement, dated on or about the date hereof, by Grantor in favor of the Longitude Venture Partners II, L.P., subject, however, to the terms of the Intercreditor Agreement.
(i)    The Grantor shall promptly notify the Collateral Agent of any changes to the information contained in the Schedules hereof.
9.    Collateral Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Collateral Agent the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time during the continuance of an Event of Default in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (but the Collateral Agent shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). The Grantor further irrevocably authorizes and empowers the Collateral Agent or its agents to, after the occurrence and during the continuance of an Event of Default, assert either directly or on behalf of the Grantor, any claims the Grantor may, from time to time, have with respect to the License Agreement, as Collateral Agent may deem proper, and to apply the same on account of any of the Secured Obligations. This appointment, being coupled with an interest, shall be irrevocable. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. The Collateral Agent shall have no liability for exercising or not exercising its rights hereunder. The rights of the Collateral Agent set forth in this Agreement shall be in addition to, and not in lieu of, any rights or obligations set forth in the Purchase Agreement, the Notes or any other Note Document. All rights and remedies evidenced hereby, or evidenced or contemplated by the Purchase Agreement or any Note Document shall be cumulative and may be exercised separately or concurrently in the sole discretion of the Collateral Agent.
10.    Collateral Agent May Perform. If the Grantor fails to perform any obligation contained in this Agreement, the Collateral Agent may itself perform, or cause performance of, such obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor; provided that the Collateral Agent shall not be required to perform or discharge any obligation of the Grantor.

11.    Reasonable Care. The Collateral Agent shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, or the exercise by the Collateral Agent of any of the rights and remedies hereunder, shall relieve the Grantor from the performance of any obligation on the Grantor’s part to be performed or observed in respect of any of the Collateral.
12.    Remedies Upon Default.
(a)    If any Event of Default shall have occurred and be continuing, the Collateral Agent, without any other notice to or demand upon the Grantor, may (and at the direction of the Requisite Holders shall), assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral, in addition to all other rights and remedies granted to the Collateral Agent in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantor at its notice address as provided in Section 15 hereof ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Collateral Agent may sell such Collateral on such terms and to such purchaser(s) as the Collateral Agent in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Collateral Agent may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder. The Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Collateral Agent shall not be obligated to clean-up or otherwise prepare the Collateral for sale.
(b)    If any Event of Default shall have occurred and be continuing, any cash held by the Collateral Agent as Collateral and all cash Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Collateral Agent to the payment of expenses incurred by the Collateral Agent in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Collateral Agent shall elect. Any surplus of such cash or cash Proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.
(c)    If the Collateral Agent shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Grantor agrees that, upon request of the Collateral Agent, the Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.
(d)    Neither Collateral Agent or any Purchasers nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Collateral Agent hereunder are solely to protect Collateral Agent's and Purchasers' interests in the Collateral and shall not impose any duty upon Collateral Agent or any Purchaser to exercise any such powers. Collateral Agent shall be accountable only for amounts it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act under this Agreement.
13.    No Waiver and Cumulative Remedies. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.
14.    Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Collateral Agent with the consent of the Requisite Holders (as defined in the Notes) and (ii) and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.
15.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1)  business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.
16.    Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 17, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Collateral Agent, the Secured Parties and their respective successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and the Requisite Holders.
17.    Termination; Release. On the earlier of (a) the date on which all Secured Obligations have been paid and performed in full and (b) the date on which all of the Notes have been either converted to equity pursuant to Section 4.1 of the applicable Note or, as applicable, retained as an unsecured Series 2 Note pursuant to Section 4.1 (b) of the Series 2 Notes, the Collateral Agent will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Collateral Agent, together with any monies at the time held by the Collateral Agent hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, including without limitation appropriate UCC-3 termination statements to reflect the termination of the Collateral Agent's security interest pursuant to this Agreement.
18.    GOVERNING LAW. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Delaware. The provisions of Sections 7.2 and 7.15 of the Purchase Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
19.    Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the other Note Documents constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.
20.    Expenses. Grantor agrees to pay or reimburse on demand Collateral Agent for all reasonable out-of-pocket costs and expenses (including reasonable legal fees) incurred in enforcing or preserving any rights under this Agreement.
21.    Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations or by a court of competent jurisdiction (as a result of merger doctrine or otherwise), such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Evolus, Inc., as Grantor

By	/s/ Murthy V. Simhambhatla

Name: Murthy V. Simhambhatla
Title: President & CEO
Address for Notices:

1027 Garden Street
Santa Barbara, CA 93101

DENTAL INNOVATIONS BVBA, as
Collateral Agent

By	/s/ Frank Laukoetter /s/ Didier Westen

Name: Frank Laukoetter Didier Westen
Title: Managing Director Managing Director
Address for Notices:

Wiegstraat 21
2000 Antwerp, Belgium

SCHEDULE I

COMMERCIAL TORT CLAIMS
None.

SCHEDULE II

COLLATERAL LOCATIONS

1027 Garden Street, Santa Barbara, CA 93101

Landlord:
J Carol Duncan
3139 Cliff Drive
Santa Barbara, CA  93109-1027

SCHEDULE III
DEPOSIT ACCOUNTS
None.